UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2007

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 West Rockland Road, Montchanin, DE 19710
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (302) 656-1708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2007, Acorn Factor, Inc. (the “Company”) completed the purchase of SCR-Tech LLC (“SCR-Tech”) and other affiliated entities described below (collectively, the “Acquired Companies”) from Catalytica Energy Systems, Inc. (“Catalyica”), a subsidiary of Renegy Holdings, Inc., for a purchase price of $9.6 million in cash. SCR-Tech and the other Acquired Companies are providers of catalyst regeneration technologies and management services for selective catalytic reduction systems used by coal-fired power plants to reduce nitrogen oxides (NOx) emissions (the “Business”).

The acquisition of the Acquired Companies was completed pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated November 7, 2007, by and among the Company, Catalytica, Renegy Holdings, Inc. and CoaLogix Inc. (“CoaLogix”). CoaLogix is a newly-formed, wholly-owned subsidiary of the Company which was formed for the purpose of consummating the acquisition of the Acquired Companies.

The Purchase Agreement provides for the purchase by CoaLogix of all of the issued and outstanding capital stock of CESI-SCR, Inc. (“CESI-SCR”) and CESI-Tech Technologies, Inc. (“CESI-Tech”) from Catalytica for $9,600,000 (subject to an agreed-upon working capital adjustment) and the assumption by the Company and/or CoaLogix of certain liabilities of Catalytica relating to the Business (including certain obligations with respect to employment agreements previously entered into by the Acquired Companies). CESI-SCR owns all the issued and outstanding membership interests of SCR-Tech, the primary operating entity of the Acquired Companies.

To provide financing for the purchase of the Acquired Companies, the Company entered into a Loan Agreement with CitiGroup Global Markets, Inc., as lender, dated as November 1, 2007 (the “Loan Agreement”). As security for the Loan Agreement, the Company pledged 2,786,021 shares of Comverge, Inc. common stock which it owns. The market value of such shares based solely on the closing share price of Comverge, Inc. common stock on November 13, 2007 was $73,773,836. Any amounts advanced to the Company under the Loan Agreement are payable upon demand by the lender. Interest is payable monthly on any amounts advanced under the Loan Agreement in accordance with the lender’s published rates and policies for securities margin accounts.

The purchase of the Acquired Companies and the entry into the Loan Agreement was approved and/or ratified by the Board of Directors of the Company on November 6, 2007. No approval by the Company’s stockholders was required for the transaction.

On November 8, 2006, the Company issued a press release announcing the execution of the Purchase Agreement and the closing of the transactions contemplated thereby. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Copies of the Purchase Agreement and the Loan Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures relating to the Loan Agreement described in Items 1.01 and 2.01 above are incorporated by reference herein in its entirety. In connection with the closing of the purchase of the Acquired Companies, the Company requested and received an advance of $14 million under the Loan Agreement.

Item 9.01   Financial Statements and Exhibits.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that this Report on Form 8-K was due to be filed.

(b) PRO FORMA FINANCIAL INFORMATION

The financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date that this Report on Form 8-K was due to be filed.

(d) The following exhibits are furnished with this report:

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Acorn Factor, Inc., CoaLogix Inc., Catalytica Energy Systems, Inc., and with respect to Article 11 only, Renegy Holdings, Inc., dated as of November 7, 2007

10.2	Loan Agreement by and between Acorn Factor, Inc. and Citigroup Global Markets, Inc., dated as of November 1, 2007.

99.1	Press release of Acorn Factor, Inc. dated November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of November 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name: Sheldon Krause Title: Secretary and General Counsel